Exhibit 10.2

FULL LEASE GUARANTY

Guaranty given by The Singing Machine Company, Inc., having an address at 6301 NW 5th Way, Suite 2900, Fort Lauderdale, FL 33309 (the “Guarantor”), in favor of OAC 111 Flatiron, LLC and OAC Adelphi, LLC, (collectively, the “Landlord”), which term shall include its legal representatives, successors and assigns.

W I T N E S E T H:

WHEREAS, MICS NOMAD LLC, has this day entered into a certain lease with Landlord with respect to Premises known as Ground Floor Retail Space and Portion of the Basement underneath the Ground Floor Retail Space (the “Premises”) in the building located at 111 West 24th Street, New York, New York (the “Building”) (said lease, as it may be amended from time to time, herein called the “Lease”), the effectiveness of which is subject to the execution by Guarantor of this Guaranty; and

WHEREAS, in order to induce the Landlord to execute the Lease, and in consideration thereof, the Guarantor, as the principal shareholder of the Tenant as aforesaid, is willing to execute this Guaranty on the basis hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing it is hereby agreed as follows:

1. Guarantee of Obligations.

(a) The Guarantor hereby absolutely, irrevocably and unconditionally guarantees that (i) all sums of whatever character stated in the Lease to be payable by the Tenant to the Landlord or any other party will be promptly paid in full when due, whether upon default, by acceleration or otherwise, in accordance with the provisions thereof, and (ii) Tenant will perform and observe each other agreement, covenant, term and condition in the Lease to be performed or observed by Tenant (collectively an “agreement”). This Guaranty is unconditional and absolute, and if for any reason any such sum shall not be paid promptly when due or any such agreement is not performed by Tenant, the Guarantor will immediately pay such sum or perform such agreement to or for the benefit of the person entitled thereto pursuant to the provisions of the Lease, as may be applicable, as if such sum or agreement constituted the direct and primary obligation of the Guarantor, regardless of any defenses or rights of setoff or counterclaims which Tenant may have or assert, (including without limitation the limitation on damage arising out of a rejection of the Lease by Tenant, or a trustee appointed for Tenant, in any subsequent bankruptcy case codified at 11 U.S.C. §502 (b)(6), and regardless of whether any person shall have taken any steps against Tenant or any other person to collect such sum or enforce such agreement, and regardless of any other condition or contingency.

(b) All such agreements, covenants, terms and conditions to be performed and observed, and all sums to be paid, as provided in Paragraph 1(a) above, together with all costs actually incurred by Landlord in the collection of any amounts due under, or in the enforcement of any of the terms of, the Lease, including without limitation reasonable attorneys’ fees, are hereinafter sometimes called the “Obligations”.

(c) Notwithstanding anything herein to the contrary contained herein or otherwise, Guarantor expressly agrees and acknowledges that in the event any bankruptcy petition shall be filed by or against Tenant or Guarantor or if Tenant or Guarantor shall make a general assignment for the benefit of creditors, or receive the benefit of any insolvency or reorganization act is commenced, Landlord, at its sole option, may re-enter and repossess the Premises using self-help, including without limitation by locking Tenant out of the Premises, using peaceful self-help to reenter and regain possession of the Premises, interrupting any or all utilities (including without limitation electricity) to the Premises, and posting private security personnel at the entrance of the Premises to prevent access thereto by Tenant and its employees, agents and invitees, and that no prior or subsequent court order or court proceedings shall be necessary in connection with Landlord’s use of self-help to regain possession. The foregoing self-help remedy is in addition to, and not in lieu of, and shall not prejudice the other remedies provided elsewhere in this Guaranty at law and/or in equity, included, without limitation to the right to seek liquidated damages.

2. Term. The liability of the Guarantor shall continue until all Obligations have been paid or complied with in full, subject, however, to Section 5(b), below.

3. Waiver. The Guarantor waives notice of acceptance of this Guaranty, notice of presentment, demand for payment or protest of any of the Tenant’s Obligations, and all defenses, offsets and counterclaims which the Tenant may at any time have to any claim of Landlord with respect to the Obligations.

4. Amendments. Landlord and Tenant may without the consent of the Guarantor at any time and from time to time, (a) renew the Lease, or terminate same prior to the end of the term thereof, (b) amend any provisions of the Lease including any change in the financial terms therein or any change in the time or manner of payment thereunder, (c) make any agreement for the extension, payment, compounding, compromise, discharge or release of any provision of the Lease, or (d) surrender, deal with or modify the form of, any security which Landlord may at any time hold to secure the performance of any Obligation, and the guaranty herein made by the Guarantor shall not be impaired or affected by any of the foregoing.

5. No Release.

Until such time as all of the Obligations have been paid and fulfilled to Landlord, the Guarantor shall not be released by any act or thing which might, but for this paragraph, be deemed a legal or equitable discharge of a guarantor or surety, or by reason of any waiver, extension, modification, forbearance or delay or other act or omission of Landlord, or its failure to proceed promptly or otherwise, or by reason of any further obligations or agreement between the Tenant or any subsequent owner of the fee interest in the Premises or the then holder of any mortgage relating to the payment of any sum secured thereby, or by reason of any action taken or omitted or circumstances which may or might vary the risk of or affect the rights of the Guarantor, or by reason of any further dealings between Landlord or any subsequent owner of the Premises or mortgagee, their respective successors, legal representatives or assigns, and Tenant, relating to the Lease or otherwise, and the Guarantor hereby expressly waives and surrenders any defense to its liability hereunder based upon any of the foregoing acts, omissions, things, extensions, modifications, forbearance, delays, agreements or waivers, or any of them, it being the purpose and intent of the parties hereto that the obligations of the Guarantor hereunder are absolute and unconditional under any and all circumstances.

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6. Remedies. All remedies afforded to Landlord by reason of this Guaranty are separate and cumulative remedies, and no one of such remedies, whether or not exercised by Landlord, shall be deemed to be an exclusion of any other remedy available to Landlord either at the time same is exercised or thereafter arising, and shall in no way limit or prejudice any other legal or equitable remedies which Landlord may have pursuant to this Guaranty and/or the Lease. The Guarantor hereby waives any and all legal requirements that Landlord institute any action or proceeding at law or in equity against the Tenant or anyone else, or exhaust its remedies against the Tenant, or anyone else, with respect to the Lease, or with respect to any other security held by Landlord, as a condition precedent to bringing any action or actions in the first instance against the Guarantor upon this Guaranty. The Guarantor further covenants and agrees that in the event Landlord is required to bring any proceedings against the Guarantor to enforce the Obligations, the Guarantor shall reimburse Landlord for any and all expenses actually incurred, including but not limited to reasonable attorney’s fees incurred in connection therewith.

7. Notices. Any notice or demand given or made under this Guaranty shall be given or made by mailing the same by certified or registered mail, return receipt requested or by Federal Express or other recognized overnight courier, to the party to whom the notice or demand is given or made at the address of such party set forth in this Guaranty or such other address as such party may hereafter designate by notice given as provided in this Paragraph “7”. Copies of any notice shall also be sent to Landlord c/o Baltzis Daigle LLP, 444 Madison Avenue, 32nd Floor, New, York, New York 10022, Attn: Konstantine Baltzis, Esq.

8. Severability. In the event any one or more of the provisions contained in this Guaranty shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability at the option of Landlord shall not affect any other provision of this Guaranty, but this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

9. No Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of such right or power act as a waiver or relinquishment at any other time or times.

10. Miscellaneous. Captions herein are for convenience only and shall not affect the meaning or construction of this Guaranty. This Guaranty (a) shall be binding upon the Guarantor, its legal representatives, successors and assigns, and shall inure to the benefit of Landlord, its legal representatives, successors and assigns, (b) may not be modified or amended except by an instrument in writing duly executed by Landlord and the Guarantor, and (c) shall be governed by the laws of the State of New York without regard to principles of conflicts of laws.

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IN WITNESS WHEREOF, the Guarantor has executed as of this Guaranty this 23rd day of August, 2023.

/s/ Gary Atkinson
Name:	Gary Atkinson
Title:	CEO
EIN Number:	95-3795478

STATE OF NEW YORK	)
)ss.:
COUNTY OF________________	)

On the ____ day of July, 2023 before me, the undersigned, personally appeared ___________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

________________________
Notary Public

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